UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N200 White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the news release issued by Xylem Inc. on February 7, 2013, announcing the financial results for the quarter and fiscal year ended December 31, 2012. This information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01	Regulation FD Disclosure

Attached hereto as Exhibit 99.2 and incorporated herein by reference is an earnings presentation posted on Xylem Inc.’s website on February 7, 2013, summarizing Xylem Inc.’s financial results for the quarter and fiscal year ended December 31, 2012. This information is furnished pursuant to Item 7.01 Regulation FD Disclosure. This information shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

The Company’s Board of Directors declared a dividend in the amount of $0.1164 per share for the first quarter of 2013, an increase of 15 percent from the dividend paid in the fourth quarter in 2012. The declared dividend is payable on March 20, 2013 to shareholders of record on February 20, 2013.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	News Release issued by Xylem Inc. on February 7, 2013.

99.2	Presentation summarizing fourth quarter and full year 2012 financial results posted by Xylem Inc. on February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: February 7, 2013	By:	/s/ Michael T. Speetzen
Michael T. Speetzen
Senior Vice President and Chief Financial Officer (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by Xylem Inc. on February 7, 2013.

99.2	Presentation summarizing fourth quarter and full year 2012 financial results posted by Xylem Inc. on February 7, 2013.